Exhibit 99.1

Skillsoft Files Closing 8-K in Connection with the Completion of Its Business Combination with Churchill Capital Corp II and Global Knowledge

BOSTON – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft” or the “Company”), a global leader in corporate digital learning, today announced that it has filed its Form 8-K with the U.S. Securities and Exchange Commission in connection with the completion of the Company’s business combination with Churchill Capital Corp II and the subsequent acquisition of Global Knowledge on June 11, 2021 (the “Transaction”).

The final pro-forma balance sheet as of March 31, 2021, which includes pre-Transaction Skillsoft financial results as of April 30, 2021, includes gross debt of $584.4 million and cash of $259.8 million. Immediately after the consummation of the Transaction, there were 133,059,021 shares of Skillsoft class A common stock outstanding. The closing balance sheet reflects both transaction fees and total redemptions of $350.4 million.

The business is performing in line with expectations as previously communicated in external guidance. In conjunction with the Form 8-K updates, Skillsoft is affirming its financial outlook for the fiscal year ending January 31, 2022.

About Skillsoft
Skillsoft (NYSE: SKIL) is a global leader in corporate digital learning, serving approximately 70% of the Fortune 1000, customers in over 160 countries and more than 45 million learners globally. The Company provides enterprise learning solutions to prepare organizations for the future of work, enabling them to overcome critical skill gaps, drive demonstrable behavior-change, and unlock the potential in their greatest assets – their people. Skillsoft offers the world’s most comprehensive suite of premium and original content, including the broadest and deepest library of authorized technology & developer curricula, and multiple learning modalities that dramatically increase learner engagement and retention. Skillsoft’s offerings are anchored in Percipio, its award-winning, AI-driven, immersive learning platform designed to make learning easier, more accessible and more effective. Learn more at www.skillsoft.com.

Forward-Looking Statements

This communication contains, and oral statements made from time to time by our representatives may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, Skillsoft's expectations or predictions of future financial or business performance or conditions. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning the expected benefits of the transactions, other possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words "believes," "estimates," "expects," "projects," "forecasts," "may," "will," "should," "seeks," "outlook," "target," "goal," "plans," "scheduled," "anticipates" or "intends" or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in Churchill's Form 10-K/A for the year ended December 31, 2020 under Risk Factors in Part I, Item 1A and in the registration statement on Form S-4 that was filed by Churchill and declared effective on May 27, 2021. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and Skillsoft believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Skillsoft is not under any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports, which Churchill has filed or Skillsoft will file from time to time with the SEC.

In addition to factors previously disclosed in Churchill's reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: failure to realize the benefits expected from the business combination; the effects of pending and future legislation; risks related to the impact of the COVID-19 pandemic on the financial condition and results of operations of Skillsoft; other consequences associated with mergers, acquisitions and divestitures and legislative and regulatory actions and reforms; demand for, and acceptance of, Skillsoft's products and for cloud-based technology learning solutions in general; Skillsoft's ability to compete successfully in competitive markets and changes in the competitive environment in Skillsoft's industry and the markets in which Skillsoft operates; Skillsoft's ability to develop new products; failure of Skillsoft's information technology infrastructure or any significant breach of security; future regulatory, judicial and legislative changes in Skillsoft's industry; the impact of natural disasters, public health crises, political crises, or other catastrophic events; Skillsoft's ability to attract and retain key employees and qualified technical and sales personnel; fluctuations in foreign currency exchange rates; Skillsoft's ability to protect or obtain intellectual property rights; Skillsoft's ability to raise additional capital; the impact of Skillsoft's indebtedness on Skillsoft's financial position and operating flexibility and other risks related to Skillsoft’s indebtedness; and Skillsoft's ability to successfully defend ourselves in legal proceedings.

Any financial projections in this communication or oral statements made from time to time by our representatives are also forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Skillsoft's control. While all projections are necessarily speculative, Skillsoft believes that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of projections in this communication should not be regarded as an indication that Skillsoft, or its representatives, considered or consider the projections to be a reliable prediction of future events.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Contact Information

Investors

James Gruskin

james.gruskin@skillsoft.com

Media

Caitlin Leddy

caitlin.leddy@skillsoft.com

or

Andy Brimmer / Aura Reinhard

Joele Frank, Wilkinson Brimmer Katcher

212-895-8600